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SAGE LIFE ASSURANCE OF AMERICA, INC.
Member of Sage Insurance Group Inc.
APPLICATION FOR [ASSET II]
A DEFERRED VARIABLE ANNUITY CONTRACT
Regular Mail:  P.O. Box 4040, Hartford, CT  06101-8709
Overnight Mail:  Lock Box, 1290 Silas Deane Highway, Wethersfield, CT  06109
1. TYPE OF CONTRACT
A. Non-Qualified:
Traditional IRA Roth IRA Other B. If IRA:
Regular (Tax Year     )
Rollover
Trustee-to-Trustee Transfer
C. Optional Riders:
Protection Plus
Guaranteed Minimum Income
Other
2. OWNER
Mr.
Mrs.
Ms.
First
Middle
Last
Other
Residence Street Address
City
State
Zip
Birthday (Mo/Day/Yr)
M
F
Trustee
Social Security Number OR
Tax Identification Number
Phone
3. JOINT OWNER (if any)
Mr.
Mrs.
Ms.
First
Middle
Last
Other
Birthday (Mo/Day/Yr)
M
F
Social Security Number OR
Tax Identification Number
Relationship to Owner
Phone
4. ANNUITANT
Check here if Annuitant is same as Owner.  Then, skip to Section 5.
Mr.
Mrs.
Ms.
First
Middle
Last
Other
Residence Street Address
City
State
Zip
Birthday (Mo/Day/Yr)
M
F
Social Security Number OR
Tax Identification Number
Relationship to Owner
Phone
5. BENEFICIARY
Name
Social Security Number
Relationship to Owner
% of Benefit
Primary:
Mr.
Mrs.
Ms.
Other
Mr.
Mrs.
Ms.
Other
Contingent: (if any)
Mr.
Mrs.
Ms.
Other
6. INITIAL PURCHASE PAYMENT
Amount $
Type:
Check or
Wire  Payable to Sage Life  OR
1035 Exchange OR
Trustee-to-Trustee Transfer
7. REPLACEMENT
Will  proposed  Contract  replace  any  existing  annuities  or  life  insurance policies?
Yes
No
If  yes,  list  companies  and  policy  numbers,  and  attach replacement paperwork.
Companies
Policy  Numbers
8. ALLOCATING THE PURCHASE PAYMENT (If electing Payment Protection Program, skip this section and complete Section 9.)
A. Dollar-Cost Averaging (DCA)
Do not use DCA.
Complete Section B to invest in an Asset Allocation Model Portfolio OR
Complete Section C to invest in Variable and/or Fixed  Sub-Accounts
Use DCA for entire purchase payment. Make a monthly transfer from the ONE Sub-Account indicated below for the number of months shown.
DCA Fixed  Sub-Accounts
Months
Year
Code
[3] [N/A] 116
[6] [N/A] 016
[12]  [1] 111
[24] [2] 112
[36 [3] 113
[48] [4] 114
[60] [5] 115
Sage  Money Market Sub-Account
Transfer from the Money Market Sub-Account will be made over a 12-month period unless specified below.
[ ] [ ] 004
AND DCA the  purchase payment INTO EITHER
An Asset Allocation Model Portfolio(Complete Section B, then skip to Section 12) OR
Variable  Sub-Accounts  (Complete Section C-1., then skip to Section 10)
B. Asset Allocation Model Portfolios
Please select ONLY ONE portfolio.
 Model I - Strategic Income
Model II - Income & Growth
Model III -  Conservative  Growth
Model IV - Moderate  Growth
Model V - Growth
Model VI - Aggressive Growth
These portfolios are automatically rebalanced quarterly.
C. Allocate the Purchase  Payment (Use whole percents only. Must total 100%.)
1. To  Variable  Sub-Accounts
AIM  Variable  Insurance  Funds
% (204)  Government Securities
% (205)  Growth and Income
% (206)  Value
% (207)  International  Equity
Alger  American  Fund
% (303)  Income and Growth
% (304)  MidCap  Growth
% (305)  Small Cap
Eagle Asset  Management  (Sage Life Investment  Trust)
% (520) All-Cap Growth
Liberty Variable Investment Trust
% (403) Colonial U.S. Growth and Income
% (404) Colonial High Yield  Securities
% (405) Colonial Small Cap Value
% (406) Colonial  Strategic Income
% (407) Newport Tiger
% (408) Liberty All-Star Equity
% (409) SteinRoe Global Utilities
MFS Variable Insurance TrustSM
% (503) Total Return
% (504) Growth with Income
% (505) High Income
% (506) Research
% (507) Capital Opportunities
Morgan Stanley Universal Institutional Funds
% (603) Value
% (604) Mid Cap Value
% (605) Global Equity
Oppenheimer  Variable Account Funds
% (613)  Bond/VA
% (614) Cap  Appreciation/VA
% (615) Small Cap Growth/VA
Sage Life Investment Trust
% (002) Money Market
% (703) S&P 500 Index
% (705) EAFE Index
% (521) Nasdaq-100 Index
SteinRoe  Variable  Investment  Trust
% (803) SteinRoe  Growth  Stock
% (804) SteinRoe  Balanced
T.Rowe  Price Equity  Series
% (903) Equity  Income
% (904) Mid-Cap Growth
% (905) Personal  Strategy  Balanced
2. To Fixed  Sub-Accounts
% (101) 1 year
% (102) 2 year
% (103) 3 year
% (104) 4 year
% (105) 5 year
% (107) 7 year
% (110) 10 year
9. P3-PAYMENT PROTECTION PROGRAM (Skip this section if you completed any part of
Section 8.)
Yes. Sign me up for P3, the Payment Protection  Program
Fixed Account Guarantee Period (years):
1 2 3 4 5 7 10
AND
Variable Sub-Accounts (See information at right.)
List the names of the Variable Sub-Accounts you want to use in your Payment Protection Program. Please include the percentages for each Sub-Account. (Use whole percents only. Must total 100%. If you need additional space, use Section 15.)
%
%
%
%
%
%
10. AUTOMATIC PORTFOLIO REBALANCING (Skip if electing an Asset Allocation Model Portfolio.)
Please rebalance the Variable Sub-Accounts.
Yes
No
If yes:
Quarterly
Semi-annually
Annually (All on a calendar basis.)
11. STANDING ALLOCATION INSTRUCTIONS
Allocate  any  additional   purchase  payments  as  follows:   Same  as  initial
allocations.
As indicated below (Use whole percents only. Must total 100%. If you need additional space, use Section 15.):
% to the
Sub-Account.
% to the
Sub-Account.
% to the
Sub-Account.
% to the
Sub-Account.
12. AUTHORITY FOR TELEPHONE/ELECTRONIC TRANSFERS
I have read and understand the Telephone and Internet Transaction Sections of the prospectus.
Please issue a Personal  Identification Number (PIN) to me.
Yes
No
I (Owner's initials) authorize you to provide my PIN to my Registered Representative so he/she can made telephone and Internet transfers between Sub-Accounts on my behalf.
Yes
No
13. SYSTEMATIC WITHDRAWAL PROGRAM (Not available while you are participating in the DCA program.)
Withdrawals prior to age 59-1/2 may be subject to a 10% IRS penalty. Please consult your tax advisor. If a withdrawal is requested by mail, please allow delivery time via first-class mail from the date of withdrawal.
If the withdrawal is requested by direct deposit, it will be credited to your account within three business days of the withdrawal date.
Payment  Frequency:
Monthly
Quarterly
Semi-annually
Annually
Start Date:  As soon as possible
Start on / /
(If you do not select a day,Sage will use the day of each month that corresponds to your Contract Date. If the date is not a business day, Sage will use the next following business day.)
Amount of Withdrawal:
Dollar Amount: $ ($100 minimum, please. We will deduct the withdrawals from the Sub- Accounts in which you are invested on a pro-rata basis unless you tell us otherwise. Dollar amount withdrawals from a Fixed Sub-Account may be subject to a market value adjustment.
Earnings in prior period. (We will deduct the withdrawals from the Sub-Accounts in which you are invested on a pro-rata basis.)
Withholding  Election  Information:
Do not withhold  federal income tax.
Withhold federal income tax (10% of taxable portion of each payment).
Direct Deposit of Systematic Withdrawals:
Yes, please deposit my withdrawal into my bank account. (You may terminate this agreement at any time by giving Sage Life 30 days advance written notice. This notification shall apply only to payments initiated by Sage Life after the 30-day period.)
Name of Bank
Telephone Number
Street Address
City
State
Zip code
Account  Number  (attach an unsigned  voided check)
Bank ABA (first 9 numbers at bottom of check)
Type of Account:
Checking
Savings
14. DOCUMENT DELIVERY METHOD
For each document,  please select only ONE delivery method:
Delivery Method
U.S. Mail
E-mail
CD*  Prospectuses
Annual/Semi-annual  Fund  Reports
Product/Fund Prospectus Supplements
Quarterly Statements and Transaction Confirmations
E-mail address
* Consistent with federal law, we use e-mail to request your consent to electronic delivery. We will not use your address otherwise without your consent. Sage Life reserves right to deliver all documents in paper form via U.S. Mail.
I  (Applicant/Owner)  request  delivery of the documents listed below via the method I have selected.
For CD delivery, I know my computer must have a CD-ROM drive and Internet browser. For e-mail delivery, I know my computer must have e-mail capability, Web access, and a browser.
Browsers such as Netscape Navigator 2.0, Microsoft Internet Explorer 2.0, or later versions may be used.
Prospectuses,    annual/semi-annual   reports,   and   product/fund   prospectus
supplements will be delivered using PDF file format. To read them, Adobe Acrobat Reader, which can be downloaded free from www.adobe.com, must be installed on my computer.
I  understand  I may amend the delivery  method  including  requiring delivery  in paper form by
Calling  1-877-TEL-SAGE  (1-877-835-7243)
Using Sage Life's Web site:  www.sageusa.com
Writing Sage Life's  Customer  Service Center P.O. Box 290680, Wethersfield,
CT 06129-0680.
15. SPECIAL REQUESTS
16. AMENDMENTS OR CORRECTIONS (if any)
17. SUITABILITY, AGREEMENT AND SIGNATURES
Suitability: By signing below, I acknowledge receiving the current Variable Annuity Prospectus and understand Income Payments and Surrender Values, when based upon the investment experience of the Variable Account, may increase or decrease, depending upon investment experience for the Contract and are not guaranteed as to dollar amount. Agreement: I agree that, except in Kentucky and West Virginia, my acceptance of the annuity applied for will constitute approval by me of any amendments or corrections made in item 16 above. However, I must agree in writing to any changes in: amounts; ages; plan of annuity; and benefits. (Use of "I", "me", and "my" in this application includes multiple Owners, if applicable, and the Annuitant, where Annuitant's consent or other action is required.)
Signed at
City
State
On
Date
Applicant/Owner
Joint Owner
Annuitant (If other than Owner)
FLORIDA Notice to Applicants: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree. 18. Registered Representative's Report Do you have reason to believe the Contract applied for may replace an existing annuity or insurance policy?
Yes
No
If yes:
Carrier
Policy Number
Section 1035 Exchange?
Yes
No
Print  Registered  Rep's Legal Name
SSN  or TIN
License  Number  (Florida  only)
Agency  Name/Broker-Dealer/Branch
Registered  Rep's Business  Address
Business Phone
Signature of Registered Rep
Registered Rep's E-mail Address
Program designation:
A
B
C
Once selected, program cannot be changed.
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Sage Life Assurance of America, Inc.
Member of Sage Insurance Group Inc.
Visit us at www.sageusa.com
Executive Office
300 Atlantic Street
Stamford, CT  06901